Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD SECOND QUARTER 2021 RESULTS

RECORD TOTAL REVENUES OF $373.8 MILLION, UP 60.5%
RECORD INCOME BEFORE INCOME TAXES OF $74.0 MILLION, UP 104.4%
BACKLOG OF $974.3 MILLION, UP 118.2%
HOME BUILDING GROSS MARGIN UP 360 BPS
RECORD LOTS OWNED AND CONTROLLED UP 132.7%

PLANO, Texas, August 3, 2021 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its second quarter ended June 30, 2021.

“With our all-time record results achieved this quarter, Green Brick’s annualized Q2 2021 return on equity hit a new high at 30.2%. Thanks to a great team effort, we provided our investors some of the best returns in the industry. Even better, we expect these returns to accelerate,” said Jim Brickman, CEO and Co-Founder. “Our total revenues were $1.1 billion on a trailing twelve months basis. From Q1 to Q2, we increased home building revenues by 54% and our EPS doubled. We continue to be confident that our revenues and earnings will continue to grow sequentially each quarter this year.”

“Our core focus on land development and our dominant presence and reputation in our markets has resulted in a 133% increase in our lots owned and controlled from a year prior. Our superior capacity to source new land has allowed us to grow our units under construction an astounding 95% as compared to June 30, 2020 and provides a ready supply of new housing to meet current demand.”

Results for the Quarter Ended June 30, 2021:
For the quarter ended June 30, 2021, our net new home deliveries, residential units revenue, and net income per share reflect a record for any quarter since the Company’s inception. Homes under construction and lots owned and controlled also represent a Company record as of the end of any quarter.

(Dollars in thousands, except per share data)	Three Months Ended June 30,
	2021	2020	Increase
New homes delivered	757	553	36.9%

Total revenues	$373,806	$232,833	60.5%
Total cost of revenues	272,830	178,938	52.5%
Total gross profit	$100,976	$53,895	87.4%
Income before income taxes	$73,977	$36,185	104.4%
Net income attributable to Green Brick Partners, Inc.	$52,263	$33,647	55.3%
Diluted net income attributable to Green Brick Partners, Inc. per share	$1.02	$0.66	54.5%

Residential units revenue	$333,500	$228,667	45.8%
Homebuilding gross margin percentage	26.8%	23.2%	360 bps

Backlog	$974,349	$446,573	118.2%
Lots owned and controlled	21,351	9,176	132.7%
Homes under construction	2,486	1,273	95.3%
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	30.2%	24.1%	610 bps

“Our gross margin reached 26.8% this quarter, up 360 basis points from the prior year and up 140 basis points from the first quarter, as Green Brick has achieved pricing power in our core markets of Dallas-Ft. Worth and Atlanta,” said Rick Costello, CFO. “In order to capitalize on rising prices and demand, we have paced sales with price increases in excess of rising input costs. We believe this focus on price over pace will sustain our industry-leading margins and strong financial performance through the remainder of 2021.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus, or COVID-19, pandemic and the impact of governmental actions taken to combat the pandemic. After an initial decline in orders and construction at the onset of the crisis, orders have subsequently achieved all-time highs. The significant increase in new home demand that we have seen since the second half of 2020 has, in turn, led to increased demand for the raw materials, products and appliances for new homes. Due to the increased demand for certain materials, we have and may continue to experience price increases, shortages and significant extensions to our lead time for the delivery of materials such as lumber, appliances and windows.

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2021 at 12:00 p.m. Eastern Time on Wednesday, August 4, 2021. The call can be accessed by dialing 877-407-0890 for domestic participants or 201-389-0918 for international participants and should reference meeting number 13721299. Participants may also join the call via webcast at: greenbrickpartners.com/reporting/.

The webcast replay will be available from the Company’s website at greenbrickpartners.com/reporting/ through September 30th, 2021. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on August 4th, 2021 through 11:59 p.m. Eastern Time on September 1st, 2021. To access the replay, the domestic dial-in number is 877-660-6853, the international dial-in number is 201-612-7415 and the conference ID code is 13721299.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Residential units revenue	$333,500	$228,667	$550,736	$419,854
Land and lots revenue	40,306	4,166	57,549	26,246
Total revenues	373,806	232,833	608,285	446,100
Cost of residential units	244,165	175,723	406,237	322,910
Cost of land and lots	28,665	3,215	42,083	20,326
Total cost of revenues	272,830	178,938	448,320	343,236
Total gross profit	100,976	53,895	159,965	102,864
Selling, general and administrative expenses	(33,985)	(25,672)	(63,473)	(52,541)
Equity in income of unconsolidated entities	4,593	5,174	8,484	7,739
Other income, net	2,393	2,788	4,263	879
Income before income taxes	73,977	36,185	109,239	58,941
Income tax expense	15,694	1,348	23,195	7,388
Net income	58,283	34,837	86,044	51,553
Less: Net income attributable to noncontrolling interests	6,020	1,190	7,812	1,989
Net income attributable to Green Brick Partners, Inc.	$52,263	$33,647	$78,232	$49,564

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.03	$0.67	$1.54	$0.98
Diluted	$1.02	$0.66	$1.53	$0.98
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,701	50,583	50,667	50,519
Diluted	51,064	50,692	51,029	50,669

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$33,517	$19,479
Restricted cash	23,598	14,156
Receivables	7,007	5,224
Inventory	1,106,141	844,635
Investments in unconsolidated entities	50,342	46,443
Right-of-use assets - operating leases	4,528	2,538
Property and equipment, net	3,712	3,595
Earnest money deposits	20,161	22,242
Deferred income tax assets, net	15,376	15,376
Intangible assets, net	580	622
Goodwill	680	680
Other assets	21,494	13,857
Total assets	$1,287,136	$988,847
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$45,761	$24,521
Accrued expenses	57,425	40,416
Customer and builder deposits	63,700	38,131
Lease liabilities - operating leases	4,582	2,591
Borrowings on lines of credit, net	130,605	106,687
Senior unsecured notes, net	235,624	111,056
Notes payable	233	2,125
Contingent consideration	—	368
Total liabilities	537,930	325,895
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	17,515	13,543
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,151,911 and 51,053,858 issued and 50,759,972 and 50,661,919 outstanding as of June 30, 2021 and December 31, 2020, respectively	511	511
Treasury stock, at cost, 391,939 shares	(3,167)	(3,167)
Additional paid-in capital	292,157	293,242
Retained earnings	427,888	349,656
Total Green Brick Partners, Inc. stockholders’ equity	717,389	640,242
Noncontrolling interests	14,302	9,167
Total equity	731,691	649,409
Total liabilities and equity	$1,287,136	$988,847

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change	%	2021	2020	Change	%
Home closings revenue	$332,279	$226,785	$105,494	46.5%	$548,413	$416,033	$132,380	31.8%
Mechanic’s lien contracts revenue	1,221	1,882	(661)	(35.1)%	2,323	3,821	(1,498)	(39.2)%
Residential units revenue	$333,500	$228,667	$104,833	45.8%	$550,736	$419,854	$130,882	31.2%
New homes delivered	757	553	204	36.9%	1,273	1,001	272	27.2%
Average sales price of homes delivered	$438.9	$410.1	$28.8	7.0%	$430.8	$415.6	$15.2	3.7%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change	%	2021	2020	Change	%
Lots revenue	$4,615	$4,166	$449	10.8%	$13,058	$26,246	$(13,188)	(50.2)%
Land revenue	35,691	—	35,691	100%	44,491	—	44,491	100.0%
Land and lots revenue	$40,306	$4,166	$36,140	867.5%	$57,549	$26,246	$31,303	119.3%
Lots closed	63	26	37	142.3%	142	164	(22)	(13.4)%
Average sales price of lots closed	$73.3	$160.2	$(86.9)	(54.2)%	$92.0	$160.0	$(68.0)	(42.5)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change	%	2021	2020	Change	%
Net new home orders	604	582	22	3.8%	1,686	1,214	472	38.9%
Cancellation rate	7.6%	16.9%	(9.3)%	(55.0)%	6.6%	16.6%	(10.0)%	(60.2)%
Absorption rate per average active selling community per quarter	6.8	6.3	0.5	7.9%	9.1	6.5	2.6	40.0%
Average active selling communities	89	92	(3)	(3.3)%	93	93	—	—%
Active selling communities at end of period	87	90	(3)	(3.3)%
Backlog	$974,349	$446,573	$527,776	118.2%
Backlog (units)	1,876	999	877	87.8%
Average sales price of backlog	$519.4	$447.0	$72.4	16.2%

	June 30, 2021	December 31, 2020
Lots owned (1)
Central	14,115	6,823
Southeast	2,212	2,097
Total lots owned	16,327	8,920
Lots controlled (1)
Central	4,126	4,398
Southeast	898	1,150
Total lots controlled	5,024	5,548
Total lots owned and controlled (1)	21,351	14,468
Percentage of lots owned	76.5%	61.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of June 30, 2021 and December 31, 2020.

	June 30, 2021	December 31, 2020
Total lots owned	16,327	8,920
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	606	740
Lots under option through unconsolidated development joint ventures	1,844	1,838
Total lots self-developed	18,777	11,498
Self-developed lots as a percentage of total lots owned and controlled	87.9%	79.5%

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2021 and 2020 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Residential units revenue	$333,500	$228,667	$550,736	$419,854
Less: Mechanic’s lien contracts revenue	(1,221)	(1,882)	(2,323)	(3,821)
Home closings revenue	$332,279	$226,785	$548,413	$416,033
Homebuilding gross margin	$89,055	$52,609	$143,959	$96,266
Homebuilding gross margin percentage	26.8%	23.2%	26.3%	23.1%

Homebuilding gross margin	89,055	52,609	143,959	96,266
Add back: Capitalized interest charged to cost of revenues	2,533	2,707	4,346	4,888
Adjusted homebuilding gross margin	$91,588	$55,316	$148,305	$101,154
Adjusted homebuilding gross margin percentage	27.6%	24.4%	27.0%	24.3%

The following table presents the pre-tax income for the three and six months ended June 30, 2021 and 2020, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to Green Brick Partners, Inc.	$52,263	$33,647	$78,232	$49,564
Income tax expense attributable to Green Brick Partners, Inc.	15,693	1,348	23,193	7,386
Pre-tax income attributable to Green Brick Partners, Inc.	$67,956	$34,995	$101,425	$56,950

The following table presents the non-GAAP measure of net income attributable to Green Brick Partners, Inc. for the three months ended June 30, 2021 and 2020, divided by the average total Green Brick Partners, Inc. stockholder’s equity to calculate our return on average equity. We believe this non-GAAP financial measure is relevant in measuring our profitability in relation to stockholder’s equity and should only be used to supplement Green Brick’s GAAP results.

	Three Months Ended June 30,
(Unaudited, in thousands):	2021	2020
Net income attributable to Green Brick Partners, Inc.	$52,263	$33,647
Beginning total Green Brick Partners, Inc. stockholders’ equity	666,131	542,982
Ending total Green Brick Partners, Inc. stockholders’ equity	717,389	575,759
Average total Green Brick Partners, Inc. stockholders’ equity	$691,760	559,371
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	30.2%	24.1%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for our residential neighborhoods and master planned communities. For more information about Green Brick Partners Inc.’s homebuilding partners, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release include statements regarding (i) our strategy for growth, the drivers and acceleration of that growth, and the impact on our results over the remainder of 2021, (ii) our margins and performance through 2021 as compared to the industry, (iii) our ability to capitalize on market opportunities and the impact on our results and (iv) our land and lot acquisition strategy and its impact on our ability to meet market demand. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic, (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of potential buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19 and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755